SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                              ---------------------

                                September 1, 2004

                Date of Report (Date of earliest event reported)

                            U.S. Energy Systems, Inc.
             (Exact name of registrant as specified in its charter)


  Delaware                         0-10238                 52-1216347
(State or other                  (Commission            (I.R.S. Employer
jurisdiction of                  File Number)          Identification No.)
Incorporation)

One North Lexington Avenue
White Plains, NY                                              10601
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: (914) 993-6443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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
         -    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         -    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         -    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         -    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         Richard Augustine was appointed as Vice President and Chief Accounting Officer of US Energy effective as of September 1, 2004. Thomas Noonan resigned, effective as of September 1, 2004, as Vice President and Chief Accounting Officer, in order to join a family owned business.

         Mr. Augustine, 50, has served as an officer of U.S. Energy Biogas Corp. ("USEB"), a subsidiary of US Energy and its corporate predecessor, Zahren Alternative Power Corporation ("Zapco"), since 1996, most recently as President. During this period he has been intimately involved in accounting, treasury, finance and reporting functions at USEB. Prior to his involvement with USEB and Zapco, Mr. Augustine served as Vice President of Finance and Administration at Richard Roberts Group, a real estate syndicator. Mr. Augustine graduated with a BA in Economics and Accounting from the College of the Holy Cross and an MBA in Finance from the University of Connecticut. He is employed on an "at will" basis and his annual base salary is approximately $130,000.

Section 8 - Other Events
Item 8.01   Other Events

Edward M. Campana resigned as an officer of US Energy in August 2004.


                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            U.S. Energy Systems, Inc.


                                          By: /s/ Goran Mornhed
                                                  -------------
                                                  Goran Mornhed, President and
                                                  Chief Executive Officer



Dated:   September 2, 2004